                                                                   EXHIBIT 15



     LETTER RE: UNAUDITED INTERIM FINANCIAL INFORMATION



March 7, 2000



Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our reports dated February 8, 2000 on our reviews of interim consolidated financial information of Regis Corporation (the Company) for the periods ended September 30, 1999 and 1998, and December 31, 1999 and 1998; and included in the Company's current Report on Form 8-K dated February 11, 2000, and in the Company's quarterly report on Form 10-Q for the quarter ended December 31, 1999, respectively, are incorporated by reference in its Registration Statement dated March 7, 2000.

Yours very truly,


                           PRICEWATERHOUSECOOPERS LLP